UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

QXO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

888-998-6000

Registrant’s telephone number, including area code

SilverSun Technologies, Inc.

120 Eagle Rock Ave

East Hanover, NJ 07936

(Former name or former address, if changed since last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	QXO	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

As previously disclosed, QXO, Inc. (formerly known as SilverSun Technologies, Inc.) (the “Company” or “QXO”) entered into an Amended and Restated Investment Agreement (as amended from time to time, the “Investment Agreement”), dated April 14, 2024, among the Company, Jacobs Private Equity II, LLC, a Delaware limited liability company (“JPE”) and the other investors party thereto (each, an “Other Investor,” and together with JPE, the “Investors”), providing for, among other things, an aggregate investment by the Investors of $1,000,000,000 in cash in the Company (the “Equity Investment”).

On June 6, 2024, as contemplated by the Investment Agreement, the Company effected the 8-for-1 reverse stock split effective as of 9:00 a.m. Eastern Time (the “Reverse Stock Split”). As a result of the Reverse Stock Split, the Company’s issued and outstanding shares of common stock, par value $0.00001 per share (the “Common Stock”), has been reduced from 5,315,581 shares of Common Stock to 664,284 shares of Common Stock.

Following the effective time of the Reverse Stock Split, the Company and the Investors completed the Equity Investment pursuant to the Investment Agreement.

Item 1.01. Entry into a Material Definitive Agreement.

Stockholders’ Agreement

On June 6, 2024, as contemplated by the Investment Agreement, the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”), among the Company, JPE and the Other Investors, pursuant to which, among other things, each Other Investor agreed with the Company that such Other Investor will not, and will cause its affiliates not to, transfer all or any portion of the securities of the Company beneficially owned by such person until June 6, 2029, subject to certain exceptions provided in the Stockholders’ Agreement, including exceptions in the event JPE transfers any of its Securities (as defined below) or shares of Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants.

Each Other Investor also agreed with the Company that such Other Investor will (a) appear in person or by proxy at any meeting of the Company’s stockholders and (b) vote, or cause to be voted, or execute written consents with respect to, as applicable, all voting securities of the Company that it beneficially owns (i) in favor of the election of each candidate designated or nominated for election by JPE, (ii) in favor of removal of each person designated for removal by JPE and (iii) except with respect to matters that would adversely affect such Other Investor in a manner disproportionate to any other Investor, in accordance with JPE’s written direction with respect to any other matter presented at such meeting of the Company’s stockholders.

The foregoing description of the Stockholders’ Agreement is not complete and is qualified in its entirety by reference to the complete text of the Stockholders’ Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Registration Rights Agreement

On June 6, 2024, as contemplated by the Investment Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), among the Company, JPE and the Other Investors, pursuant to which, among other things, the holders of the Securities have been provided with certain rights to cause the Company to register the sale of shares of Preferred Stock, Warrants and shares of Common Stock issued or issuable upon conversion of the Preferred Stock or upon exercise of the Warrants, in each case other than any such securities that are then freely transferable without registration pursuant to Rule 144 under the Securities Act without limitation as to volume, manner of sale or other restrictions under Rule 144. Securities that are subject to registration under the Registration Rights Agreement as provided above are referred to as “Registrable Securities.”

At any time on or after the closing of the Equity Investment, the holder or holders of Registrable Securities holding Registrable Securities constituting, in the aggregate, no less than a majority of the total number of Registrable Securities may request that the Company register the sale of such securities under the Securities Act of 1933, as amended (the “Securities Act”). Such majority holders may request a total of ten demand registrations.

If the Company registers its securities on a registration statement, the Company must give each Investor prompt written notice thereof (subject to certain exceptions). The Company must then include on such registration statement all Registrable Securities requested to be included therein (subject to certain exceptions).

Subject to certain exceptions, all expenses incurred in connection with the registration or sale of the Registrable Securities will be borne by the Company.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On June 6, 2024, pursuant to the Investment Agreement and after the effective time of the Reverse Stock Split, the Company issued to the Investors, for $1,000,000,000 in cash: (i) an aggregate of 1,000,000 shares of Convertible Perpetual Preferred Stock of the Company, par value $0.001 per share (the “Preferred Stock”), which are initially convertible into an aggregate of 219,007,375 shares of Common Stock at an initial conversion price of $4.566 per share, and (ii) warrants initially exercisable for an aggregate of 219,007,375 shares of Common Stock (the “Warrants,” and together with the Preferred Stock, the “Securities”). The Warrants have an exercise price of $4.566 per share of Common Stock with respect to 50% of the Warrants, $6.849 per share of Common Stock with respect to 25% of the Warrants, and $13.698 per share of Common Stock with respect to the remaining 25% of the Warrants. The Securities are subject to customary anti-dilution adjustments.

The Preferred Stock

The Preferred Stock has an initial liquidation preference of $1,000 per share, for an aggregate initial liquidation preference of $1,000,000,000. The Preferred Stock is convertible at any time, in whole or in part and from time to time, at the option of the holder thereof into a number of shares of Common Stock equal to the then-applicable liquidation preference divided by the conversion price, which initially is $4.566 per share of Common Stock (subject to customary anti-dilution adjustments). Shares of Preferred Stock are initially convertible into an aggregate of 219,007,375 shares of Common Stock (after giving effect to the Reverse Stock Split). The Preferred Stock will pay quarterly cash dividends equal to the greater of (i) the “as-converted” dividends on the underlying Common Stock for the relevant quarter and (ii) 9% of the then-applicable liquidation preference per annum. Accrued and unpaid dividends for any quarter will accrete to liquidation preference. The Preferred Stock is not redeemable or subject to any required offer to purchase and votes together with the Common Stock on an “as-converted” basis on all matters, except as otherwise required by law, and separately as a class with respect to certain matters implicating the rights of holders of shares of Preferred Stock.

The description of the Preferred Stock is qualified in its entirety by reference to the Certificate of Designation of Convertible Perpetual Preferred Stock, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

The Warrants

Each Warrant will initially be exercisable at any time and from time to time from the closing date until June 6, 2034, at the option of the holder thereof, into one share of Common Stock. The Warrants have an exercise price of $4.566 per share of Common Stock with respect to 50% of the Warrants, $6.849 per share of Common Stock with respect to 25% of the Warrants, and $13.698 per share of Common Stock with respect to the remaining 25% of the Warrants, in each case subject to customary anti-dilution adjustments. The initial aggregate number of shares of Company common stock subject to Warrants is 219,007,375 shares.

The description of the Warrants is qualified in its entirety by reference to the Forms of Warrant Certificate, copies of which are attached hereto as Exhibits 4.2, 4.3 and 4.4 and are incorporated by reference herein.

The Securities described above were sold to the Investors in a transaction exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

The information described under “Registration Rights Agreement” above in Item 1.01 is incorporated by reference herein.

Item 3.03. Material Modifications to Rights of Security Holders.

The information described above under Item 3.02 and below under Item 5.03 below is incorporated by reference herein.

Item 5.01. Changes in Control of Registrant.

On June 6, 2024 and after the effective time of the Reverse Stock Split, as part of the Equity Investment described in Item 3.02 above, the Company issued to JPE, for $900,000,000 in cash, (i) 900,000 shares of Preferred Stock, which are initially convertible into an aggregate of 197,106,637 shares of Common Stock, and (ii) 197,106,637 Warrants initially exercisable for an aggregate of 197,106,637 shares of Common Stock (with an exercise price of $4.566 per share of Common Stock with respect to 50% of the Warrants, $6.849 per share of Common Stock with respect to 25% of the Warrants, and $13.698 per share of Common Stock with respect to the remaining 25% of the Warrants, in each case subject to customary anti-dilution adjustments), which resulted in a change of control of the Company. After the effective time of the Reverse Stock Split but prior to the Equity Investment, there were 664,284 shares of Common Stock issued and outstanding.

Based upon 664,284 shares of Common Stock outstanding immediately after consummation of Reverse Stock Split, JPE has acquired in the aggregate approximately 89.73% of the total voting power of the Company’s capital stock before giving effect to the exercise of Warrants, and approximately 89.86% of the total voting power of the Company’s capital stock after giving effect to the exercise of all of the Warrants.

JPE used cash on hand of JPE to fund the purchase price for these shares of Preferred Stock and Warrants.

Pursuant to the A&R Charter (as defined below), JPE is entitled to designate persons to the board of directors of the Company (the “Board”), in connection with each meeting of stockholders at which directors are to be elected (i) all of the members of the Board, for so long as the Investors collectively own or control (together with their affiliates) Preferred Stock, shares of Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least 80% of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis; (ii) 75% of the total number of seats (rounded to the nearest whole number) on the Board, for so long as the Investors collectively own or control (together with their affiliates) Preferred Stock, shares of Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least 65% (but less than 80%) of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis; (iii) a majority of the total number of seats (rounded up to the nearest whole number) on the Board for so long as the Investors collectively own or control (together with their affiliates) Preferred Stock, shares of Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least 45% (but less than 65%) of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis; (iv) 40% of the total number of seats (rounded up to the nearest whole number) on the Board for so long as the Investors collectively own or control (together with their affiliates) Preferred Stock, shares of Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least 30% (but less than 45%) of the total voting power of the Company on a fully-diluted, as-converted basis; (v) 33% of the total number of seats (rounded up to the nearest whole number) on the Board for so long as the Investors collectively own or control (together with their affiliates) Preferred Stock, shares of Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least 15% (but less than 30%) of the total voting power of the Company on a fully-diluted, as-converted basis; and (vi) two members of the Board for so long as the Investors collectively own or control (together with their affiliates) Preferred Stock, shares of Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least 5% (but less than 15%) of the total voting power of the Company on a fully-diluted, as-converted basis.

The information described under Introduction, Item 1.01, Item 3.02 and Item 5.02 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors

Effective as of the closing of the Equity Investment, in accordance with the terms of the Investment Agreement, Mark Meller, Kenneth Edwards, Stanley Wunderlich and John Schachtel resigned from the Board and each of the committees of the Board.

Messrs. Edwards, Wunderlich and Schachtel resigned as members of the Audit Committee of the Board and the Nominating and Corporate Governance Committee of the Board, effective as of the closing of the Equity Investment. Messrs. Wunderlich and Schachtel resigned as members of the Compensation Committee of the Board, effective as of the closing of the Equity Investment.

Messrs. Meller’s, Edwards’s, Wunderlich’s and Schachtel’s decision to resign from the Board was not the result of any disagreement relating to the Company’s operations, policies or practices. The Company thanks Messrs. Meller, Edwards, Wunderlich and Schachtel for their commitment and service to the Company.

Increase in Size of the Board; Appointment of New Directors

In accordance with the terms of the Investment Agreement and the A&R Charter, effective as of the closing of the Equity Investment, the size of the Board was increased from four to six members.

In accordance with the A&R Charter, JPE has the right to designate all directors on the Board following the closing of the Equity Investment. Accordingly, the Board appointed each of the JPE designees as directors of the Company, effective immediately following the closing of the Equity Investment: Brad Jacobs, Jason Aiken, Marlene Colucci, Mario Harik, Mary Kissel and Allison Landry.

In accordance with the terms of the Investment Agreement and the A&R Charter, Mr. Jacobs was elected as the Chairman of the Board effective upon the closing of the Equity Investment.

The following biographical information is provided for the newly appointed members of the Board:

Brad Jacobs (Age 67)

Mr. Jacobs founded and led five public companies prior to QXO: United Waste Systems, Inc., United Rentals, Inc., XPO, Inc., and XPO’s spin-offs, GXO Logistics, Inc. and RXO, Inc. He serves as executive chairman of XPO and as non-executive chairman of GXO and RXO. Mr. Jacobs is the managing partner of JPE and Jacobs Private Equity, LLC.

Jason Aiken (Age 51)

Mr. Aiken has led the technologies segment of General Dynamics since 2023. Over the course of his 22-year tenure with General Dynamics, he served as the company’s chief financial officer from 2014 to 2024, and earlier as chief financial officer of General Dynamics subsidiary Gulfstream Aerospace, among other senior positions.

Marlene Colucci (Age 61)

Ms. Colucci is chief executive officer of The Business Council in Washington, D.C. since 2013. Previously, she was executive vice president of public policy for the American Hotel & Lodging Association, and earlier held positions as special assistant to the President of the United States in the Office of Domestic Policy, deputy assistant secretary with the Department of Labor’s Office of Congressional and Intergovernmental Affairs, and senior counsel with Akin Gump Strauss Hauer & Feld LLP. She is vice chair of the board of directors of GXO Logistics, Inc.

Mario Harik (Age 43)

Mr. Harik has led XPO, Inc. as chief executive officer since November 2022 and serves on its board. He joined XPO in 2011 as chief information officer, and held additional roles as chief customer officer and president, North American less-than-truckload. His prior career included chief information officer with Oakleaf Waste Management, chief technology officer with Tallan, Inc., and co-founder of G3 Analyst.

Mary Kissel (Age 47)

Ms. Kissel is executive vice president and senior policy advisor with Stephens Inc. She joined Stephens in 2021, following her role as senior advisor to the U.S. Secretary of State. Earlier, during 14 years with The Wall Street Journal, she served on the editorial board in New York, and as editorial page editor for Asia Pacific in Hong Kong. She began her career at Goldman Sachs. Ms. Kissel is a member of the Council on Foreign Relations, and a director of the American Australian Council. She is vice chair of the board of directors of RXO, Inc.

Allison Landry (Age 45)

Ms. Landry is a former senior transportation research analyst with Credit Suisse, covering the trucking, railroad, airfreight and logistics industries for more than 15 years. Previously, she was a financial analyst and senior accountant with OneBeacon Insurance Co. (now Intact Insurance Specialty Solutions). She serves as vice chair of the board of directors of XPO, Inc.

Each of Messrs. Jacobs, Aiken and Harik, and Mses. Colucci, Kissel and Landry has direct or indirect rights under the Registration Rights Agreement in his or her capacity as a direct or indirect holder of Registrable Securities.

As of the effective time of their election to the Board:

●	Each of Jason Aiken, Mary Kissel and Allison Landry was appointed to serve as a member of the Audit Committee and Jason Aiken was appointed chair of the Audit Committee;

●	Each of Marlene Colucci, Mary Kissel and Allison Landry was appointed to serve as members of the Compensation Committee (renamed the Compensation and Talent Committee, effective as of the closing of the Equity Investment), and Allison Landry was appointed chair of the Compensation and Talent Committee;

●	Each of Marlene Colucci and Mary Kissel was appointed to serve as a member of the Nominating and Corporate Governance Committee (renamed the Nominating, Corporate Governance and Sustainability Committee, effective as of the closing of the Equity Investment), and Marlene Colucci was appointed chair of the Nominating, Corporate Governance and Sustainability Committee; and

●	Allison Landry was appointed lead independent director of the Board.

Departure of Certain Officers

In accordance with the terms of the Investment Agreement, effective as of the closing of the Equity Investment, Mark Meller resigned as President, Chief Executive Officer of the Company, and Joe Macaluso resigned as Chief Financial Officer of the Company. Mr. Meller and Mr. Macaluso each remain employed by the Company. Mr. Meller’s decision to resign from the Board was not the result of any disagreement relating to the Company’s operations, policies or practices.

Appointment of Certain Officers; Employment Agreement with Mr. Jacobs

Mr. Jacobs was appointed as Chief Executive Officer of the Company, Christopher Signorello was appointed as Chief Legal Officer of the Company, Sean Smith was appointed interim Chief Financial Officer and Chief Accounting Officer of the Company and Mark Meller was appointed President, SilverSun Technologies, in each case, effective as of the closing of the Equity Investment. Biographical information with respect to Messrs. Jacobs, Signorello, Smith and Meller is included below.

Brad Jacobs (Age 67)

The biographical information for Mr. Jacobs listed above under “Increase in Size of the Board; Appointment of New Directors” is hereby incorporated by reference.

Christopher Signorello (Age 51)

Mr. Signorello previously served in senior legal roles with XPO, Inc., most recently as deputy general counsel and chief compliance officer from 2021 to 2023. Prior to XPO, he was with industrial and consumer products leader Henkel Corporation for nearly a decade, where he was associate general counsel, among other leadership positions. Earlier, he spent nine years with the product liability and commercial litigation practice groups at Goodwin Procter LLP.

Sean Smith (Age 44)

Mr. Smith has more than two decades of senior financial experience across multiple industries. From 2019 to 2024, he served as corporate controller for Chewy, Inc., a leading e-commerce retailer of pet supplies and medications. Prior to Chewy, he held key finance positions with XPO, Inc. over more than three years, most recently as corporate controller. He began his career with KPMG LLP.

Mark Meller (Age 64)

Mr. Meller was the President and Director of the Company from September 15, 2003 until June 6, 2024, and was Chief Executive Officer from September 1, 2004 until June 6, 2024. He was previously Chairman of the Board from May 10, 2009 until June 6, 2024. From September 2003 through January 2015, he was Chief Financial Officer of the Company.

No family relationships exist between either Mr. Jacobs, Mr. Signorello, Mr. Smith or Mr. Meller and any other directors or executive officers of the Company.

Each of Messrs Jacobs, Signorello and Smith have direct or indirect rights under the Registration Rights Agreement in their capacities as direct or indirect holders of Registrable Securities.

Other than as described above, there are no arrangements or understandings pursuant to which each of Messrs. Jacobs, Signorello, Meller and Smith were selected as officers or Messrs. Jacobs, Aiken and Harik and Mses. Colucci, Kissel and Landry were selected as directors. Other than as described above, there are no transactions to which the Company is or was a participant and in which Messrs. Jacobs, Aiken, Harik and Meller and Mses. Colucci, Kissel and Landry have a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Jacobs

On June 5, 2024, the Company entered into an employment agreement (the “Employment Agreement”), effective as of the closing of the Equity Investment, with Mr. Jacobs for a five year term, pursuant to which Mr. Jacobs will be paid an annual base salary at an initial annual rate of $750,000 and his target annual bonus will initially be 100% of his base salary. Mr. Jacobs’s annual base salary and target annual bonus will increase (but not decrease) each calendar year of the term depending on the Company’s annualized revenue run rate as of the preceding December 31 as follows:

Potential Salary increases based on Annual Revenue Run Rate Band

Annualized Revenue Run Rate Band	Base Salary
$1 Billion to $5 Billion	$950,000
$5 Billion to $10 Billion	$1,150,000
$10 Billion to $20 Billion	$1,250,000
$20 Billion to $30 Billion	$1,500,000
Greater than $30 Billion	$1,700,000

Potential Target Bonus Amounts based on Annual Revenue Run Rate Band

Annualized Revenue Run Rate Band	Target Bonus Percentage	Target Bonus Amount
$1 Billion to $5 Billion	135% of Base Salary	$1,282,500
$5 Billion to $10 Billion	150% of Base Salary	$1,725,000
$10 Billion to $20 Billion	165% of Base Salary	$2,062,500
$20 Billion to $30 Billion	200% of Base Salary	$3,000,000
Greater than $30 Billion	200% of Base Salary	$3,400,000

Non-CIC Termination. In the event that either prior to a change in control of the Company or more than two years after a change in control of the Company occurs, the Company terminates Mr. Jacobs’s employment without cause, he will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Company: (a) a cash payment equal to 12 months of his annual base salary; (b) a prorated target bonus for the year of termination of employment; and (c) healthcare benefit coverage for a period of 12 months from the date of termination (or a cash payment in lieu of such coverage). Mr. Jacobs will also be entitled to vesting of equity-based or other long-term incentive compensation awards to the extent set forth in the applicable award agreement.

In addition, if Mr. Jacobs resigns due to certain specified good reason events, he will be entitled to receive the healthcare benefit coverage for 12 months and vesting of equity-based or other long-term incentive compensation awards to the extent set forth in the applicable award agreement.

CIC Termination. In the event that upon or within the two-year period following a change in control of the Company, Mr. Jacobs’s employment is terminated by the Company without cause or he resigns for good reason, he will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Company:: (a) a cash payment equal to 2.99 times the sum of his annual base salary and target bonus; (b) a prorated target bonus for the year of termination of employment; and (c) healthcare benefit coverage for a period of 24 months from the date of termination (or a cash payment in lieu of such coverage). Mr. Jacobs will also be entitled to vesting of equity-based or other long-term incentive compensation awards to the extent set forth in the applicable award agreement.

In the event that any benefits due or amounts payable to Mr. Jacobs in connection with a change in control of the Company constitute “parachute payments” within the meaning of Section 280G of the Code, then any such amounts will be reduced to avoid triggering the excise tax imposed by Section 4999 of the Code, provided that such reduction will be applied solely if it would result in Mr. Jacobs retaining a greater portion of the payments on a net after-tax basis.

Restrictive Covenants. Mr. Jacobs is generally subject to the following restrictive covenants: employee and customer non-solicitation covenants during his employment and for a period of two years thereafter; confidentiality and mutual non-disparagement covenants during his employment and thereafter; and non-competition covenants during his employment and for a period of 12 months thereafter (during which period the Company will make monthly noncompete payments to Mr. Jacobs equal to one-twelfth of his annual base salary), and the Company will have the right (other than following a change in control of the Company) to extend the non-compete period for up to three additional one-year periods so long as the Company pays Mr. Jacobs an amount equal to one-twelfth of his base salary for each month during each applicable one-year extension period.

Clawbacks. Mr. Jacobs is subject to any compensation recovery policy maintained by the Company, as in effect from time to time.

Grant of Initial Equity Awards. In connection with the execution of the Employment Agreement, on a date selected by the Compensation and Talent Committee of the Board (which is no later than 120 days after June 6, 2024) and subject to Mr. Jacobs’s continued employment through such date, the Company will grant to Mr. Jacobs an award of time-based restricted stock units relating to 3,832,676 shares of Common Stock (the “RSUs”) and an award of performance-based restricted stock units relating to 7,117,828 shares of Common Stock at target (the “PSUs”), pursuant to award agreements substantially in the form attached as exhibits to the Employment Agreement. Any RSUs and PSUs that vest will be settled in Common Stock. Except in the event of a change in control of the Company, all shares delivered in settlement of RSUs and PSUs (net of any shares withheld to cover taxes) will be subject to a transfer restriction that prohibits Mr. Jacobs from disposing of such shares prior to December 31, 2029. The Employment Agreement does not contemplate that any additional equity awards will be granted to Mr. Jacobs during the five-year term of the Employment Agreement.

RSU Vesting. The RSUs will vest in five tranches on each of the first five anniversaries of the grant date, with the first tranche covering 15% of the RSUs, each of the next two tranches covering 17.5% of the RSUs, and each of the final two tranches covering 25% of the awards. Vesting of RSUs will generally be subject to Mr. Jacobs’s continued service with the Company through the applicable vesting date.

PSU Vesting. The PSUs will be earned based on performance goals relating to the Company’s total stockholder return (“TSR”) compared to the TSR ranking of each company that is in the S&P 500 Index. The PSUs may be earned at a level ranging from zero to 225% of the target number, depending upon the degree of achievement of the applicable performance goal. The degree of achievement of the Company TSR relative to the S&P 500 companies’ TSR will be measured against a specified payout matrix, pursuant to which Company TSR below the 55th percentile of the S&P 500 companies will result in zero payout, while achievement at the 90th percentile or above will result in a payout of 225% of target. The performance goals for a portion of the PSUs will be measured over a cumulative performance period beginning on the grant date and ending on December 31, 2028 and the performance goals for the remainder of the PSUs will be measured based on designated performance periods that occur within such cumulative period. Vesting of the PSUs will generally be subject to Mr. Jacobs’s continued service through the applicable performance period.

Termination of Employment. The RSUs and PSUs will be subject to special rules providing for either partial or full vesting on a qualifying termination of employment, including due to death, disability, termination without cause or resignation due to specified good reason events.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Termination of 2019 Equity and Incentive Plan

The SilverSun Technologies, Inc. 2019 Equity and Incentive Plan was terminated effective as of the closing of the Equity Investment and no further awards will be granted under such plan.

QXO, Inc. Chartered Aircraft Use Policy

The Company also adopted a chartered aircraft use policy which provides for business use of chartered aircraft by the Chief Executive Officer and, with the prior approval of the Chief Executive Officer, by other senior executives. The policy also permits the use of the chartered aircraft for the Chief Executive Officer’s spouse or guests on scheduled flights subject to certain limitations including that the annual value (reportable as imputed income or subject to disclosure in the proxy statement) must be less than $250,000.

The foregoing summary of the Chartered Aircraft Use Policy does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Chartered Aircraft Use Policy, a copy of which is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

Item 5.03. Amendments to Certificate of Incorporation and Bylaws; Change in Fiscal Year.

On June 6, 2024, in accordance with the terms of the Investment Agreement, the Company filed the Fifth Amended and Restated Certificate of Incorporation (as amended, the “A&R Charter”) of the Company with the Secretary of State of the State of Delaware. The A&R Charter, among other things, (a) increased the number of authorized shares of Common Stock to 2,000,000,000 shares and 10,000,000 preferred shares of the Company; (b) effected an 8-for-1 reverse stock split of the Common Stock; (c) provides the circumstances under which the stockholders of the Company are able to act by written consent in lieu of a stockholder meeting; (d) provides the circumstances under which a special meeting of stockholders may be called; (e) designates the exclusive forums in which certain claims relating to the Company may be brought; (f) provides for exculpation of directors and officers to the extent permitted by the Delaware General Corporation Law; and (g) provides JPE with certain board designation rights. The A&R Charter became effective at 9:00 a.m., EDT, on June 6, 2024. The description of the A&R Charter is qualified in its entirety by reference to the A&R Charter, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

On June 6, 2024, the Company filed a Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Amendment”) of the Company with the Secretary of State of the State of Delaware to change the name of the Company to “QXO, Inc.” (the “Name Change”). The Certificate of Amendment became effective at 9:01 a.m., EDT, on June 6, 2024. In connection with the Name Change, the Company began trading on the Nasdaq Capital Market under the new ticker symbol “QXO”, effective at the open of the market on June 6, 2024. The description of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.2 and is incorporated by reference herein.

On June 6, 2024, in connection with the closing of the Equity Investment, the Company filed the Certificate of Designation designating the Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The information described under “The Preferred Stock” in Item 3.02 above is incorporated herein by reference.

On June 6, 2024, in accordance with the Investment Agreement and effective as of the Closing of the Equity Investment, the Company amended and restated its bylaws (the “Amended and Restated Bylaws”). The description of the Amended and Restated Bylaws is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.3 and is incorporated by reference herein.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the closing of the Equity Investment, the Board adopted the Code of Business Ethics, effective as of the closing of the Equity Investment. A copy of the Company’s Code of Business Ethics is available on the Company’s website at www.qxo.com. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein. The description of the Code of Business Ethics is qualified in its entirety by reference to the Code of Business Ethics, a copy of which is attached hereto as Exhibit 14.1 and is incorporated by reference herein.

Item 8.01. Other Events.

On June 6, 2024, the Company issued a press release announcing the closing of the Equity Investment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

On June 6, 2024, the Company issued a press release regarding certain leadership appointments. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others:

●	risks associated with potential significant volatility and fluctuations in the market price of the Company’s common stock;

●	risks associated with the Company’s relatively low public float, which may result in its common stock experiencing significant price volatility;

●	risks associated with raising additional equity or debt capital from public or private markets to pursue the Company’s business plan following the closing of the Equity Investment, including in an amount that may significantly exceed the amount of the Equity Investment, and the effects that raising such capital may have on the Company and its business, including the risk of substantial dilution or that the Company’s common stock may experience a substantial decline in trading price;

●	the possibility that additional future financings may not be available to the Company on acceptable terms or at all;

●	the effect that the consummation of the Equity Investment and the other transactions contemplated by the Investment Agreement may have on the Company and its current or future business or on the price of the Company’s common stock;

●	the possibility that an active, liquid trading market for the Company’s common stock may not develop or, if developed, may not be sustained;

●	the possibility that the warrants and the preferred stock issued pursuant to the Investment Agreement may or may not be converted or exercised, and the economic impact on the Company and the holders of common stock of the Company that may result from either such exercise or conversion, including dilution, or the continuance of the preferred stock remaining outstanding, and the impact its terms, including its dividend, may have on the Company and the common stock of the Company;

●	uncertainties regarding the Company’s focus, strategic plans and other management actions;

●	the risk that the Company is or becomes highly dependent on the continued leadership of Brad Jacobs as chairman and chief executive officer and the possibility that the loss of Jacobs in these roles could have a material adverse effect on the Company’s business, financial condition and results of operations;

●	risks associated with becoming a “controlled company” following the closing of the Equity Investment, as defined under applicable stock exchange rules, including that Jacobs will be able to influence the Company’s management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions;

●	the risk that certain rules of the U.S. Securities and Exchange Commission (the “SEC”) may require that any registration statement the Company may file with the SEC be subject to SEC review and potential delay in its effectiveness, and that a registration statement must be filed and declared effective for any acquisition (including an all-cash acquisition), which would delay its consummation and could reduce the Company’s attractiveness as an acquirer for potential acquisition targets;

●	the possibility that the concentration of ownership by Jacobs may have the effect of delaying or preventing a change in control of the Company and might affect the market price of shares of the common stock of the Company;

●	the possibility that the Company’s status as a “controlled company” could cause the common stock of the Company to be less attractive to certain investors;

●	the risk that Jacobs’ past performance may not be representative of future results;

●	the risk that the Company is unable to retain world-class talent;

●	the risk that the failure to consummate any acquisition expeditiously, or at all, could have a material adverse effect on the Company’s business prospects, financial condition, results of operations or the price of the Company’s common stock;

●	risks that the Company may not be able to enter into agreements with acquisition targets on attractive terms, or at all, that agreed acquisitions may not be consummated, or, if consummated, that the anticipated benefits thereof may not be realized and that the Company encounter difficulties in integrating and operating such acquired companies, or that matters related to an acquired business (including operating results or liabilities or contingencies) may have a negative effect on the Company or its securities or ability to implement its business strategy, including that any such transaction may be dilutive or have other negative consequences to the Company and its value or the trading prices of its securities;

●	risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its business partners, and the loss of confidential information and other business disruptions;

●	the possibility that new investors in any future financing transactions could gain rights, preferences and privileges senior to those of the Company’s existing stockholders;

●	the possibility that building products distribution industry demand may soften or shift substantially due to cyclicality or seasonality or dependence on general economic conditions, including inflation or deflation, interest rates, consumer confidence, labor and supply shortages, weather and commodity prices;

●	the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry;

●	risks associated with potential litigation related to the transactions contemplated by the Investment Agreement or related to any possible subsequent financing transactions or acquisitions or investments;

●	uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and

●	other factors, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements herein speak only as of the date each statement is made. Neither the Company nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Fifth Amended and Restated Certificate of Incorporation of the Company, dated June 6, 2024
3.2	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Company, dated June 6, 2024
3.3	Amended and Restated Bylaws of the Company
4.1	Certificate of Designation of the Convertible Perpetual Preferred Stock of QXO, Inc.
4.2	Form of Warrant Certificate
4.3	Form of Warrant Certificate
4.4	Form of Warrant Certificate
10.1	Stockholders Agreement, dated as of June 6, 2024, by and among the Company, the Other Investors and JPE
10.2	Registration Rights Agreement, dated as of June 6, 2024, by and among the Company, the Other Investors and JPE
10.3+	Employment Agreement, dated as of June 5, 2024, by and between Brad Jacobs and the Company
10.4+	QXO, Inc. Chartered Aircraft Use Policy
14.1	QXO, Inc. Code of Business Ethics
99.1	Press Release Regarding Closing, dated June 6, 2024
99.2	Press Release Regarding Leadership Appointments, dated June 6, 2024
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*	Certain schedules and similar attachments have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

+	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QXO, INC.

Date: June 6, 2024	By:	/s/ Brad Jacobs
Brad Jacobs
Chief Executive Officer